Exhibit 99.1

Earth Science Tech, Inc. Reports 61% Asset Growth to $7.69 Million and $8.7 Million in First Quarter Revenue Following Foundational Quarter of Strategic Acquisitions

MIAMI, FL – August 8, 2025 – Earth Science Tech, Inc. (OTC: ETST) (“ETST” or the “Company”), a strategic holding company focused on acquiring and scaling high-potential operating businesses, today announced its financial and operational results for the first fiscal quarter ended June 30, 2025.

Giorgio R. Saumat, ETST’s CEO, commented: “The first quarter of fiscal 2025 was a pivotal period for Earth Science Tech. We strategically deployed capital to acquire high-potential operating businesses that are now poised to enhance our diversified product and service offerings. This was a foundational quarter, setting the stage for the future. Our focus has now firmly shifted from acquisitions to maximizing the value and profitability of our current divisions, ensuring we capitalize on these strategic investments for our shareholders throughout the remainder of the fiscal year.”

First Quarter Fiscal 2025 Financial Highlights

●	Total Assets: Increased by 61% to $7.69 million as of June 30, 2025, up from $4.77 million in the prior-year period.
●	Revenue: Generated $8.7 million as of June 30, 2025, an increase from $8.5 million in the prior-year period.
●	Shareholder Value: Reduced total common shares outstanding by 4.78% to 294,297,607 as of June 30, 2025, down from 309,067,711 shares in the prior-year period.
●	Cash Position: Reported cash and cash equivalents of $0.88 million. The decrease from $1.38 million in the prior-year period is a direct result of the strategic deployment of capital to fund key acquisitions.

Strategic and Operational Update

During the first quarter, ETST executed its growth strategy by investing in and acquiring a portfolio of operating businesses:

●	Healthcare Expansion: Acquired 100% of Las Villas Health Care, Inc., a Coral Gables-based wellness center, and DOConsultation, LLC, a telehealth company.
●	Direct-to-Consumer Brands: Secured 80% ownership of Magnefuse, LLC, and Alicat, LLC (the “MagneChef Portfolio”), DTC brands with a portfolio of unique patents and intellectual property.
●	Operational Infrastructure: Established a new customer service center in Doral, FL, to centralize support operations across all ETST divisions.

Subsequent to the quarter’s end, the Company has continued to execute on its operational goals:

●	Enhanced Compliance: Joined the OTCID Tier on the OTC Markets, providing enhanced disclosure and transparency for investors.
●	Compounding Pharmacy Expansion: The Company’s MisterMeds, LLC division is now fully staffed and operational, actively dispensing in Texas and securing new accounts.
●	Real Estate Development: Avenvi, LLC, an ETST division, has broken ground on its first residential development, with the project progressing on schedule.

About Earth Science Tech, Inc.

Earth Science Tech, Inc. operates as a strategic holding company, focused on value creation through the acquisition, operational optimization, and management of its operating businesses. The Company’s current operations include compounding pharmaceuticals, telemedicine and real estate development through its wholly owned subsidiaries: RxCompoundStore.com, LLC, Peaks Curative, LLC, Avenvi, LLC, Mister Meds, LLC (“Mister Meds”), and Earth Science Foundation, Inc., Las Villas Health Care, Inc., DOConsultations, LLC., and an 80% interest in MagneChef.

To learn more, please visit: www.EarthScienceTech.com

RxCompoundStore.com, LLC.

RxCompoundStore.Com, based in Miami, Florida, is a fully licensed compounding pharmacy authorized to fulfill prescriptions in the following states and territories: Arizona, Colorado, Delaware, Florida, Georgia, Illinois, Indiana, Iowa, Maine, Maryland, Minnesota, Missouri, Nevada, New Jersey, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, Utah, Wisconsin and Puerto Rico. RxCompound is actively pursuing licensure in the remaining U.S. states.

To learn more please visit: www.RxCompoundStore.com

MisterMeds, LLC.

Mister Meds, acquired on October 1, 2024, is in Abilene, Texas. The pharmacy received full compounding licensure in March 2025. It operates out of a 5,000 sq. ft. facility owned by Avenvi and includes advanced sterile compounding capabilities with both positive and negative pressure environments, as well as hazardous drug handling. Mister Meds is currently applying for licensure in states not yet serviced by RxCompound.

To learn more please visit: www.mistermeds.com

Peaks Curative, LLC.

Peaks is a telemedicine referral platform offering asynchronous consultations for Peaks-branded compounded medications prepared at RxCompound and Mister Meds. The platform operates in states where either pharmacy is licensed. Through the development of its own healthcare provider network, MyOnlineConsultation.com, and ongoing licensure expansion for both pharmacies, Peaks aims to offer services nationwide. In addition, the company has recently expanded into the veterinary market through the acquisition of Zoolzy.com.

To learn more please visit: www.PeaksCurative.com

Las Villas Health Care, Inc.

Las Villas is a brick-and-mortar healthcare facility dedicated to the Spanish speaking community. Our expert-led services include advanced sexual health treatments, and customized solutions to enhance physical performance. We combine compassionate, personalized care with clear, trustworthy education—empowering you to take control of your health with confidence.

To learn more please visit: https://villashealth.com

Doconsultation.com, LLC.

Doconsultation was born with a passion to modernize the availability and delivery of home therapies. DOConsultations providers tailor a medication plan around your health and wellness goals and follow up with our patients to ensure results, while our partner pharmacies conveniently ship directly to your door.

To learn more please visit: https://doconsultations.com/

Avenvi, LLC.

Avenvi is a diversified real estate company engaged in development, asset management, and financing. With a growing portfolio of real estate holdings, Avenvi provides turnkey solutions from development to end-user financing. It also manages investment activities for ETST and oversees the Company’s ongoing $5 million share repurchase program.

To learn more please visit: www.avenvi.com

MagneChef

MagneChef is a direct-to-consumer retail brand. Utilizing its patents and intellectual properties, the company aims to develop new products that can be marketed and sold online. Currently, the company has developed products for cooking. MagneChef is in the process of expanding its product line for new offerings that incorporate its intellectual property.

To learn more please visit: https://magnechef.com/

About Earth Science Foundation, Inc.

Earth Science Foundation Inc. a 501(c)(3) nonprofit organization incorporated on February 11, 2019, is the charitable arm of ETST. ESF accepts grants and donations to assist individuals who need financial support for prescription costs at both RxCompound and Mister Meds.

SAFE HARBOR ACT: Forward-Looking Statements. Except for historical information, the matters discussed herein may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.

Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including, without limitation, future-oriented statements related to cash flow, gross margins, revenues, and expenses. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts. They may include forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. Forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual results to differ materially from our intent, belief or current expectations, including, inter alia, the markets for the Company’s products and services, costs of goods and services, other expenses, government regulations, litigations, and general business conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. The Company assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

Company Contact:

Giorgio R. Saumat

CEO and Chairman of the Board

(305) 724-5684

IR@earthsciencetech.com